Exhibit 99.1

CTI 华测检测
CENTRE TESTING INTERNATIONAL

检测报告

报告编号 RLSHE000844490001C 第 1 页 共 3 页

申请单位 寿光市豪源化工有限公司

地　　址 寿光市羊口镇八面河村南

样品信息

样品名称 地下水

样品描述 淡黑弱煤油味浑浊液体

采样日期 2012. 01. 07

采样地点 豪原化工大英工地

采样人 周绍达、朱勇

样品接收日期 2012. 01. 12

样品检测日期 2012. 01. 12—2012. 01. 16

检测要求 根据客户要求，测定所提交样品中的溴(Br)的含量。

检测依据

测试项目	前处理方法	方法检测限
溴(Br)	参考 QB/T2021-1994 中 5. 1	0.01g/L

检测结果 请参见下页。

主　　检: Chen juan　　审　　核: Zhong Yijun

签　　发: Chen Qian　　签发日期: 2012. 01. 16

技术经理

No. 13897721

CENTRE TESTING INTERNATIONAL CORPORATION www.cti-cert.com E-mail:info@cti-cert.com Hotline 400-6788-333

CTI 华测检测
CENTRE TESTING INTERNATIONAL

检测报告

报告编号 RLSHE000844490001C 第 2 页 共 3 页

检测结果

测试项目	含量
溴(Br)	1.53g/L

备注： 报告编号中“C”表示此报告为中文版本。

CENTRE TESTING INTERNATIONAL CORPORATION www.cti-cert.com E-mail:info@cti-cert.com Hotline 400-6788-333

CTI 华测检测
CENTRE TESTING INTERNATIONAL

检测报告

报告编号 RLSHE000844490001C 第 3 页 共 3 页

样品图片

RLSHE000844490001

报告结束

本报告无CTI盖章无效。本报告不得修改、增加或删除。此结果只对本次受测样品的结果负责。未经CTI书面同意，不得部分复制本报告，亦不可作为宣传品使用。

上海市浦东新区新金桥路1996号

CENTRE TESTING INTERNATIONAL CORPORATION www.cti-cert.com E-mail info@cti-cert.com Hotline 400-6788-333

CTI   CENTRE TESTING INTERNATIONAL

INSPECTION REPORT

Report Code  RLSHE000844490001C                                                                                                           page 1 of 3

Principal Client: ShouguangHaoyuan Chemical Co., Ltd

Address: South of Bamianhe Village, Yangkou Town, Shouguang City

Sample Information

Sample Name: underground water

Sample Description: Light black kerosene mixed liquid

Sample Collect Date: January 7, 2012

Sample Location: Dayingworkfield of ShouguangHaoyuan Chemical co., Ltd.

Sample Collectors: Shaoda Zhou, Yong Zhu

Sample Receiving date: January 12, 2012

Sample Inspection Period: January 12-16, 2012

Inspection Requirement: Examination of the bromine content in the sample in accordance with the client’s request

Inspection Basis:

Inspection Item	Pre-Inspection Method	Inspection Limit
Bromine	Refer to 5.1 of QB/T2021-1994	0.01g/L

Inspection Results: refer to the next page

Inspector: /s/ Chen Lijuan /corporate seal/ Issuer: /s/ Chen Qian Technical manager	Verifier: /s/ ZhongYijuan Issuing date: January 16, 2012

No.13897721

CTI   CENTRE TESTING INTERNATIONAL

INSPECTION REPORT

Report Code  RLSHE000844490001C                                                                                                           page 2 of 3

Inspection Results:

Inspection Project	Content
Bromine	1.53g/L

Notes: the Letter “C” contained in the Report Code is to reflect that this is the Chinese version of the Report.

CTI   CENTRE TESTING INTERNATIONAL

INSPECTION REPORT

Report Code  RLSHE000844490001C                                                                                                           page 3 of 3

Sample Picture

(sample picture cannot be copied from the original report)

***********************End of report***********************

This Report shall not be deemed effective without the CTIcorporate seal. This Report shall not be amended, supplemented, or deleted. The result only shows the sample being tested. Without written authorization of CTI, the Report shall not be copied in part, nor shall it be used in any promotion materials.

No. 1996 of Xinjianqiao Road, Pudong District, Shanghai